Exhibit 4.38

TAL EDUCATION GROUP

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

INDENTURE

Dated as of [DATE]

0.50 % CONVERTIBLE SENIOR NOTES DUE 2026

EXHIBITS

Exhibit A	Form of Security
Exhibit B-1A	Form of Security Private Placement Legend
Exhibit B-1B	Form of Common Share Private Placement Legend
Exhibit B-2	Form of Legend for Global Security
Exhibit B-3	Form of Original Issue Discount Legend
Exhibit C	Form of Notice of Transfer Pursuant to Registration Statement
Exhibit D	Form of Certificate of Transfer
Exhibit E	Form of Certificate of Exchange

TAL EDUCATION GROUP

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of [DATE]

§ 310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.09
(b)	7.09
§ 311(a)	7.10
(b)	7.10
(c)	Not Applicable
§ 312(a)	2.05
(b)	13.02
(c)	13.02
§ 313(a)	7.11
(b)(1)	7.11
(b)(2)	7.11
(c)	7.11
(d)	7.11
§ 314(a)	4.03, 13.01, 13.04
(b)	Not Applicable
(c)(1)	13.03
(c)(2)	13.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	13.04
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.12
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	13.17

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of [DATE], between TAL Education Group, a Cayman Islands company (the “Company,” as more fully set forth in Section 1.01), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as paying agent (the “Paying Agent”) and as conversion agent (the “Conversion Agent”) (each as more fully set forth in Section 1.01) and Deutsche Bank Trust Company Americas, as registrar (the “Registrar”) and as transfer agent (each as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 0.50% Convertible Senior Notes due 2026 (the “Securities”).

ARTICLE 1

DEFINITIONS

Section 1.01Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional Amounts” shall have the meaning specified in Section 4.08(a). “applicable taxes” shall have the meaning specified in Section 4.08(a).

“ADS” means an American Depositary Share issued pursuant to the Deposit Agreement, each three (3) such ADSs representing one Class A Common Share of the Company as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Custodian” means JPMorgan Chase Bank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Applicable Calculation Date” means the applicable date of calculation for (i) the Consolidated Total Debt Ratio or (ii) the Consolidated Net Debt; provided that prior to the first date financial statements have been furnished pursuant to Section 4.03, the first Applicable Calculation Date in effect will be when the Company announces its interim financial results for the fiscal quarter ended November 30, 2020.

“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of the Company ending on or immediately preceding the Applicable Calculation Date for which internal financial statements are available.

“Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interests in any Global Security, the rules and procedures of the Depository, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it.

“Board Resolution” means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or banking institutions in the PRC, Hong Kong or the Cayman Islands are authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Cash and Cash Equivalents” means (i) unrestricted cash and cash equivalents, as defined in accordance with GAAP, (ii) unrestricted securities of the following types: commercial paper, certificates of deposit, guaranteed investment contracts and repurchase agreements where the obligor to the Company is rated A (or equivalent rating) or above by Fitch, S&P or Moody’s (or in the case of commercial paper, rated P-1 or higher by Moody’s or A-1 or higher by S&P), and (iii) short-term investments as defined in accordance with GAAP.

“Class A Common Shares” means the Class A Common Shares of the Company, par value US$0.001 per share, at the date of this Indenture, subject to Section 14.07.

“Class B Common Shares” means the Class B Common Shares of the Company, par value US$0.001 per share, at the date of this Indenture, subject to Section 14.07.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the relevant security on such date, determined (i) on the basis of the closing sale price per security (or if no closing sale price per security is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the Relevant Stock Exchange; or (ii) if the relevant security not listed on a U.S. national securities exchange on the relevant date, the last quoted bid price for the security on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per security price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for one security. The Closing Sale Price shall be determined without reference to after-hours or extended market trading.

“Common Equity” of any Person means common share capital or common stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means the Class A Common Shares and Class B Common Shares.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

“Consolidated Adjusted EBITDA” means with reference to any period, Consolidated Net Income for such period plus:

(i)to the extent deducted in determining Consolidated Net Income, depreciation, amortization, interest expense, income taxes, and stock-based compensation expense;

(ii)any items (regardless of whether any such item is positive or negative), to the extent such items are included as “Adjustments to Net Income (Loss)” in bridging from “GAAP Net Income (Loss)” to “non-GAAP Net Income (Loss)” in the Company’s press release announcing the Company’s financial results for such period; and

(iii)to the extent included in determining Consolidated Net Income, unrealized and realized non-cash gains or losses resulting from the impact of foreign currency changes on the valuation of assets and liabilities on the Company’s balance sheet; and minus, to the extent included as income in determining Consolidated Net Income, interest income and any extraordinary and other non-recurring gains of the Company and its Subsidiaries on a consolidated basis.

All the foregoing adjustments shall be made without duplication.

“Consolidated Affiliated Entity” means, with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than the accounting principles generally accepted in the United States of America, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles.

“Consolidated Net Debt” means, as of any date of determination (i) Consolidated Total Indebtedness of the Company and its Subsidiaries as of the Applicable Calculation Date minus (ii) all Cash and Cash Equivalents of the Company and its Subsidiaries determined on a consolidated basis as of the Applicable Calculation Date. For the avoidance of doubt, when determining Consolidated Net Debt for purposes of Section 4.07, the aggregate principal amount of Indebtedness being incurred shall be included in clause (i) of the preceding sentence and the cash proceeds of such incurrence shall not be included in clause (ii) of the preceding sentence.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period, on a consolidated basis, provided that there shall be excluded any income, gain or losses during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustment resulting from any change in accounting principles in accordance with GAAP and (iii) any discontinued operations.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness of the Company and its Subsidiaries as of the Applicable Calculation Date to (ii) the Consolidated Adjusted EBITDA of the Company and its Subsidiaries for the Applicable Measurement Period.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, unreimbursed drawings under letters of credit, Obligations in respect of Financing Lease Obligations and third-party debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, (i) all undrawn amounts under revolving credit facilities, (ii) performance bonds or any similar instruments and (iii) lease obligations that are not Financing Lease Obligations), in each case determined on a consolidated basis in accordance with GAAP.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified under Section 10.01(b).

“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 12.4611 ADSS, subject to adjustment as provided in Article 10.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office as of the date hereof is located at 60 Wall Street, 24th Floor, NYC 60-2405, New York NY 10005, USA, Attention: Corporates Team, TAL Education Group, SF4045. With respect to presentation for transfer or exchange, conversions or principal payment, such address shall be 5022 Gate Parkway, Suite 200, Jacksonville FL 32256, Attention: DB Services Americas, Transfer Department, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Company).

“Daily VWAP” means, for each Trading Day during the relevant period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[TAL.Q <equity> AQR]”(or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Agreement” means the Amended and Restated Deposit Agreement, dated October 19, 2010, by and among the Company, the ADS Depositary and the holders and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depository” means The Depository Trust Company, its nominees and successors. “Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Ex Date” means the first date on which the ADS trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of ADSs on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Expiring Rights” means any rights, options or warrants to purchase Class A Common Shares or ADSs that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 4.08(a)(i)(D).

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not an operating lease) on the balance sheet for financial reporting purposes in accordance with GAAP.

“Fitch” means Fitch Rating Service, Inc. and any successor to its rating agency business.

“Fundamental Change” shall be deemed to have occurred at such time as:

(a)(1) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of (i) the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity or (ii) more than 50% of the outstanding Common Shares (including Class A Common Shares held in the form of ADSs); or (2) the Permitted Holders become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of more than 50% of the Company’s then outstanding Class A Common Shares (including Class A Common Shares held in the form of ADSs); provided, however, that for purposes of clause (2), in calculating the beneficial ownership percentage of the Class A Common Shares held by any Permitted Holder, any Class A Common Shares (including Class A Common Shares held in the form of ADSs) (i) beneficially owned directly or indirectly by any Permitted Holder on the date hereof (including any Class A Common Shares issued or issuable under employee benefit plans or upon conversion of the Class B Common Shares) or (ii) issued or issuable by the Company to the Permitted Holders after the date hereof shall be excluded from both the numerator and denominator, or (3) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) has the right, whether by contract, proxy or otherwise, to appoint a majority of the members of the Board of Directors of the Company;

(b)the consummation of (A) any recapitalization, reclassification or change of the Class A Common Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A Common Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Class A Common Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company and/or one or more of the Company’s direct or indirect Subsidiaries (for the avoidance of doubt a merger or consolidation of the Company with or into another Person is not subject to this clause (C)); provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)the adoption of a plan relating to the Company’s liquidation or dissolution;

(d)the ADSs (or other Common Equity or ADSs in respect of Common Equity underlying the Securities) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(e)when (i) there is any change in or amendment to the laws, regulations and rules of the People’s Republic of China or the official interpretation or official application thereof (a “Change in Law”) that results in (x) the Company, its Subsidiaries and its Consolidated Affiliated Entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company’s being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter and (ii) the Company has not furnished to the Trustee, prior to the date that is six (6) months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating (x) that the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company Group) and (y) that such Change in Law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due or to convert the Notes in accordance herewith.

Notwithstanding the foregoing, (x) any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) shall be deemed a Fundamental Change solely under clause (b) above and (y) a transaction or transactions described in any of clause (a) or (b) above (including any merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation) shall not constitute a “Fundamental Change” if (i) at least ninety percent (90%) of the consideration received or to be received by holders of the Class A Common Shares (including Class A Common Shares represented in the form of ADSs) or Reference Property into which the Securities have become convertible pursuant to Section 10.11 (other than cash payments for fractional shares (or interests therein) or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the Securities become convertible or exchangeable for such consideration pursuant to Section 10.11.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the Issue Date, consistently applied.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, the following indebtedness of such Person (which, for the avoidance of doubt, should exclude deferred revenues, accrued expenses, trade payables, income tax payable, and operating lease obligations), whether or not contingent:

(a)in respect of borrowed money;

(b)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)in respect of banker’s acceptances; and

(d)representing Financing Lease Obligations.

The amount of any Indebtedness outstanding as of any date will be the principal amount of such Indebtedness or, in respect of any Indebtedness guaranteed by the specified Person, the lesser of (i) the principal amount of such Indebtedness of such other Person and (ii) the maximum amount of such Indebtedness payable under the guarantee. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien. For the purpose of this Indenture, the Indebtedness of the Company and its Subsidiaries shall exclude, at any time, the outstanding aggregate principal amount of Securities and the outstanding aggregate principal amount of such other securities issued as contemplated by the Co-Investor Investment Agreement (as defined in the Investment Agreement) and the indenture contemplated thereby.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date” means February 1 and August 1 of each year, beginning on August 1, 2021.

“Investment Agreement” means the Investment Agreement, dated as of December 28, 2020, by and among TAL Education Group and the other parties thereto.

“Issue Date” means [DATE].

“Lien” means, with respect to any asset, any mortgage, lien (other than statutory liens that are not overdue by 30 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (as determined prior to the adoption of ASC 842) be deemed to constitute a Lien.

“Make-Whole Fundamental Change” means an event described in the definition of Fundamental Change, after giving effect to any exceptions to or exclusions from the definition of Fundamental Change (including, without limitation, the exception described in the paragraph at the end of such definition), but without regard to the exclusion set forth in clause (b) of the definition of Fundamental Change.

“Market Disruption Event” means, with respect to the ADSs or any other security, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for ADSs or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) of the ADSs or such other security or in any options contracts or future contracts relating to the ADSs or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Maturity Date” means February 1, 2026.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Legal Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by (i) by the Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any of the Executive Vice Presidents or Senior Vice Presidents of the Company, and (ii) by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 13.04 from legal counsel who may be an employee of or counsel for the Company, or other counsel, including counsel for the transferor or transferee, acceptable to the Trustee.

“Permitted Holders” means Mr. Bangxin Zhang, together with the immediate family members of him or his spouse, trusts for the benefits of him and/or the immediate family members of him or his spouse, a corporation, partnership or any other entity wholly or jointly owned or controlled by him and/or the immediate family members of him or his spouse, and any other “person” or “group” subject to aggregation with respect to the Class A Common Shares (including Class A Common Shares held in the form of ADSs) with any of the aforementioned person under Section 13(d) of the Exchange Act.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Physical Security” means permanent certificated Securities in registered non-global form issued in denominations of $1,000 principal amount and integral multiples thereof.

“PRC” means the People’s Republic of China and, for the purposes for this Indenture, shall exclude Hong Kong SAR, Macau SAR and Taiwan.

“Qualified Equity Financing” means an issuance of equity securities (including securities that represent, or are convertible into or exchangeable for, equity securities) of the Company, excluding any of the following: (i) ADSs and Company Common Shares issued upon conversion of any Security or any convertible securities outstanding on the Issue Date or issued upon conversion of any convertible securities issued after the Issue Date in a transaction that was a Qualified Equity Financing, (ii) Class A Common Shares (directly or in the form of ADSs) issued upon share split, share dividend or any subdivision of Class A Common Shares (directly or in the form of ADSs), (iii) Class A Common Shares (directly or in the form of ADSs) (or options or warrants therefor) issued to officers, directors, employees and consultants of the Company or issued to the trustee, general partner or other entity that is to hold the Class A Common Shares (directly or in the form of ADSs), in each case pursuant to a duly approved employee equity incentive plan, (iv) shares of the Company issued as consideration for any bona fide acquisition, on arms-length terms, of interests in or assets of another corporation or entity by the Company as duly approved by the Board of Directors, (v) shares of the Company issued in connection with any stock split, stock combination, stock dividend, distribution or recapitalization, and (vi) Class A Common Shares (directly or in the form of ADSs) issued in a bona fide underwritten public offering.

“Qualified Equity Financing Conversion Rate” means $1,000 divided by the Reference Price.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which Class A Common Shares (directly or in the form of ADSs) (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means, the December 15 or June 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reference Price” means the lower of (A) the product of (i) the lowest price per Class A Common Share or ADS representing Class A Common Shares (and in the case of any issuance of Class A Common Shares, such issue price per Class A Common Share multiplied by the applicable number of Class A Common Shares then represented by each ADS) issued in a Qualified Equity Financing and (ii) 1.20; and (B) the conversion or exchange price applicable to the conversion or exchange of any securities issued in a Qualified Equity Financing into Class A Common Shares or ADSs (and in the case of conversion or exchange into Class A Common Shares, such conversion or exchange price with respect to each Class A Common Share multiplied by the applicable number of Class A Common Shares then represented by each ADS); provided, that, if the applicable price per ADS or Class A Common Share or the applicable conversion or exchange price, as applicable, is reduced for any reason after the occurrence of such Qualified Equity Financing, such reduced price shall thereafter constitute the Reference Price. To the extent any Class A Common Shares (directly or in the form of ADSs) issued in or represented by equity securities (including securities that represent, or are convertible into or exchangeable for, equity securities) issued in any Qualified Equity Financing include other securities, the Board of Directors shall, in good faith, take into account the value of such other securities when determining the Reference Price set forth herein.

“Relevant Jurisdiction” shall have the meaning specified in Section 4.08(a).

“Relevant Stock Exchange” means The New York Stock Exchange or, if the ADSs (or other security for which the Closing Sale Price must be determined) is not then listed on The New York Stock Exchange, the principal other U.S. national securities exchange or market on which the ADSs (or such other security) are then listed.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.08(a).

“Repurchase Notice” means a “Repurchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee or any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” means a Global Security that bears the Security Private Placement Legend.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act until such time as such Security is freely tradable by a Person who is not (and has not been for the three months preceding the applicable transfer) an “affiliate” (as defined in such rule) pursuant to such rule. Each of the Securities issued on the Issue Date that bear the Security Private Placement Legend shall be Restricted Securities as of the Issue Date.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw-Hill Financial, Inc., and any successor to its rating agency business.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the ADSs are not listed on any U.S. national securities exchange, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Agent” means any Registrar, Paying Agent or Conversion Agent.

“Significant Subsidiary” means any Subsidiary of a Person that would be a “Significant Subsidiary” of the Person within the meaning of Article 1, Rule 1-02(w) under Regulation S-X under the Exchange Act. Each of the Company’s Consolidated Affiliated Entities will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.

“[Name of Investor] Securities” means (a) any Restricted Global Securities identified by CUSIP number [CUSIP Number] and ISIN number [ISIN Number] pursuant to Section 2.13, (b) any Unrestricted Global Securities identified by CUSIP number [CUSIP Number] and ISIN number [ISIN Number] pursuant to Section 2.13, (c) any Physical Securities held in the name of any member of the [Name of Investor] (as defined in the Investment Agreement) and (d) any temporary Securities issued in exchange for or in lieu of the Securities referred to in clauses (a), (b) or (c) in which one or more members of the [Name of Investor] has a beneficial interest.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of the shares, interests, participations or other equivalents (however designated) of Capital Stock ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended and in effect from time to time.

“Trading Day” means a day on which (i) there is no Market Disruption Event, (ii) trading in the ADSs generally occurs on the Relevant Stock Exchange or, if the ADSs are not then listed on a U.S. national securities exchange, on the principal other market on which the ADSs are then traded, and (iii) a Closing Sale Price for the ADSs is available on such securities exchange or market; provided that if the ADSs (or other security for which a Closing Sale Price must be determined) are not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Unrestricted Global Security” means a Global Security that does not bear the Security Private Placement Legend.

Section 1.02Other Definitions.

Term	Defined in Section
“Additional Interest”	4.03(e)
“Applicable AML Law”	13.20
“Applicable Price”	10.14(d)
“Authorized Officers”	13.01(c)
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution”	10.06(c)
“Common Share Private Placement Legend”	2.17(b)
“Conversion Agent”	2.03
“Conversion Obligation”	10.01(a)
“Distributed Property”	10.06(c)
“Effective Date”	10.14(a)
“Electronic Means”	13.01(c)
“Event of Default”	6.01
“Executed Documentation”	13.08
“Fundamental Change Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“Fundamental Change Repurchase Right”	3.01(a)
“Global Securities”	2.01
“incur” or “incurrence”	4.07
“Instructions”	13.01(c)
“Make-Whole Applicable Increase”	10.14(b)
“Make-Whole Conversion Period”	10.14(a)
“Merger Event”	10.11
“Participants”	2.15(a)
“Paying Agent”	2.03
“Reference Property”	10.11
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.01(a)
“Resale Restriction Termination Date”	2.17(a)
“Securities”	Preamble
“Security Private Placement Legend”	2.17
“Special Interest”	6.01(k)
“Spin-Off”	10.06(c)
“Trigger Event”	10.06(c)
“Valuation Period”	10.06(c)

Section 1.03Rules of Construction. Unless the context otherwise requires:

(i)a term has the meaning assigned to it;

(ii)an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv)“including” means “including without limitation”;

(v)words in the singular include the plural and in the plural include the singular;

(vi)provisions apply to successive events and transactions;

(vii)the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

(viii)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

(ix)references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise; and

(x)any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

Section 1.04Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a holder of the Securities.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.05References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest and Special Interest if, in such context, Additional Interest and/or Special Interest is, was or would be payable. Unless the context otherwise requires, any express mention of Additional Interest or Special Interest in any provision hereof shall not be construed as excluding Additional Interest or Special Interest, as the case may be, in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form acceptable to the Company. Each Security shall be dated the date of its authentication.

So long as the Securities, or portion thereof, are eligible for book-entry settlement with the Depository, unless otherwise required by law, subject to Section 2.15, such Securities may be represented by one or more Securities in global form registered in the name of the Depository or the nominee of the Depository, including for the accounts of designated agents holding on behalf of Euroclear or Clearstream (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depository in accordance with this Indenture and the Applicable Procedures. Except as provided in Section 2.15, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive Physical Securities and such beneficial owners will not be considered Holders of such Global Security.

(a)Initial Securities. The Securities shall be issued initially in the form of Global Securities and, if applicable, bearing any legends required by Section 2.17. Physical Securities may be issued in exchange for Global Securities solely pursuant to Section 2.15. Physical Securities may be exchanged for interests in a Global Security pursuant to Section 2.06.

(b)Global Securities Generally. Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this

Indenture. Payment of principal of, and interest on, any Global Securities (including the Fundamental Change Repurchase Price, if applicable) shall be made to the Depository in immediately available funds. The Company initially appoints the Trustee to act as the Depository’s custodian with respect to the Global Securities. The Company has entered into a letter of representations with the Depository in the form provided by the Depository and the Trustee and each Securities Agent are hereby authorized to act in accordance with such letter and the Applicable Procedures.

Section 2.02Execution and Authentication. One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the electronic or manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $[Amount]. The aggregate principal amount of Securities outstanding at any time may not exceed $[Amount], subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of lost, destroyed or wrongfully taken Securities pursuant to Section 2.07. Furthermore, pursuant to Sections 13.03 and 13.04, such Company Order shall be accompanied by an Officers’ Certificate and an Opinion of Counsel.

The Company may not, without the consent of Holders of one hundred percent (100%) in aggregate principal amount of the outstanding Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future (except for Securities authenticated and delivered upon registration of transfer or exchange for or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.10, 2.15, 2.16, 2.17, 3.01(h) and 10.02(f)).

Upon a Company Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) or when not otherwise required under this Indenture to bear the Security Private Placement Legend.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, then any instructions by the Company to the Trustee with respect to endorsement,

delivery or redelivery of a Security that is a Global Security shall be in writing. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03Registrar, Paying Agent and Conversion Agent. The Company shall maintain, or shall cause to be maintained, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents, subject to providing written notification to the Trustee of any such new registrar, paying agent or conversion agent, and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall use reasonable best efforts to enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture, if any. Such agency agreement, if any, shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain an entity other than the Trustee as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.04Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent; provided that the Company may not act as Paying Agent upon the occurrence and continuance of an Event of Default.

Section 2.05Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar and the Company shall otherwise comply with Section 312(a) of the TIA.

Section 2.06Transfer and Exchange. (a) Subject to Section 2.15 and Section 2.16, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements under this Indenture for such transaction are met. To permit registrations of such transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer or exchange of any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except if the Company has defaulted in the payment of the Fundamental Change Repurchase Price with respect to such Security or to the extent that a portion of such Security is not subject to such Repurchase Notice.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any documentary, stamp, issue or transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.07, Section 2.10, Section 3.01, Section 9.04 or Section 10.02, in each case, not involving any transfer. Each Holder shall pay any fees payable to ADS Custodian for the issuance of the ADSs and the Company shall procure ADS Custodian to reduce the ADS issuance fee by fifty percent (50%) from the standard issuance fee set forth in the Deposit Agreement.

(b)Exchanges of Physical Securities for Beneficial Interests in Global Securities. A Holder may request a transfer or exchange of a Physical Security for a beneficial interest in a Global Security and the Company shall use commercially reasonable efforts to cause the Physical Securities to be eligible for book-entry settlement with the Depository, if upon such transfer or exchange such interest could be held in an Unrestricted Global Security. If and when the Company is successful in causing the Physical Securities to be eligible for book-entry settlement with the Depository a holder may transfer or exchange a Physical Security for a beneficial interest in a Global Security by (i) surrendering such Physical Security for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (ii) if such Physical Security is a Restricted Security, delivering any documentation required by Section 2.16; (iii) complying with Section 2.16(e), if applicable, (iv) satisfying all other requirements for such transfer set forth in this Section 2.06 and Section 2.15; and (v) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Security to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, which instructions will contain information regarding the Depository account to be credited with such increase. Upon the satisfaction of conditions (i), (ii), (iii), (iv) and (v), as applicable, the Trustee will cancel such Physical Security and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Securities represented by such Global Security to be increased by the aggregate principal amount of such Physical Security, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Security. If no

Global Securities are then outstanding, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.02, will authenticate, a new Global Security in the appropriate aggregate principal amount.

Section 2.07Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Section 2.08Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (in the case of a Paying Agent other than the Company) holds, as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date or the Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount (plus accrued and unpaid interest, if any), as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date or the Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date or the Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest in accordance with this Indenture. For the avoidance of doubt, any Securities that are not submitted by a Holder for a Repurchase Upon Fundamental Change pursuant to Section 3.01 shall remain outstanding and shall be unaffected by this paragraph.

If a Security is converted in accordance with Article 10 then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding solely for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture).

Section 2.09Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination. Notwithstanding Section 316(a)(1) of the TIA (which, for the avoidance of doubt, shall not apply to this Indenture until this Indenture is qualified under the TIA) or anything herein to the contrary, to the fullest extent permitted by law, no [Name of Investor] Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture, the Securities and any direction, waiver or consent with respect thereto.

Section 2.10Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Section 2.11Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation accompanied by a Company Order. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities.

Section 2.12Defaulted Interest. If, and to the extent, the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall send to Holders a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

Section 2.13CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Security, notice or elsewhere; and provided further that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

On the Issue Date, the Securities shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for the [Name of Investor] Securities that are Restricted Global Securities shall be [CUSIP NUMBER] and [ISIN Number], respectively; the CUSIP and ISIN numbers for the [Name of Investor] Securities that are Unrestricted Global Securities shall be [CUSIP Number] and [ISIN NUMBER], respectively; the CUSIP and ISIN numbers for Restricted Global Securities other than [Name of Investor] Securities shall be [CUSIP NUMBER] and [ISIN Number], respectively; and the CUSIP and ISIN numbers for Unrestricted Global Securities other than [Name of Investor] Securities shall be [CUSIP NUMBER] and [ISIN Number], respectively.

Section 2.14Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment

Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be.

If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

Section 2.15Book-Entry Provisions for Global Securities. (a) Global Securities initially shall (i) be registered in the name of the Depository, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depository, its successors or their respective nominees, as the case may be, and (iii) bear the legends such Global Securities are required to bear under Section 2.17.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository (or its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever; provided, however, that each [Name of Investor] Security that is a Global Security shall be subject to the rights under Section 9.02 and Section 10.02(c) of the beneficial owners of such [Name of Investor] Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Securities Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)Except as otherwise set forth in this Section 2.15 or Section 2.16, transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depository, in exchange for its beneficial interest in the Global Securities if (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as depository for any Global Security, or the Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner (via the Depository) of the relevant Securities to issue Physical Securities. For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar (via the Depository) will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities. The Company may also exchange beneficial interests in a Global Security for one or more Physical Securities registered in the name of the owner of beneficial interests if the Company and the owner of such beneficial interests agree to so exchange.

(c)The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as, to the extent applicable, the other provisions of this Section 2.15(b) that follow:

(i)Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security (or a Restricted Global Security with the same CUSIP number) in accordance with the transfer restrictions set forth in the Security Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this clause (i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of a beneficial interest in a Global Security that are not addressed by Section 2.15(c)(i), there must be delivered (A) such instruction or order from a Participant or an Indirect Participant to the Depository, as may be required by the Applicable Procedures, directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in a Global Security contained in this Indenture, the Trustee shall adjust the principal amount of the Global Securities pursuant to Section 2.15(d).

(iii)Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of this Section 2.15(b) and the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit E; or

(B)if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D;

and, in each such case set forth in this clause (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that no registration under the Securities Act is required in connection with such exchange or transfer of beneficial interests to the relevant Person or in connection with any re-sales of the beneficial interests in the Unrestricted Global Security that are beneficially owned by such Person on the date of such opinion.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(iv)Transfer and Exchange of Beneficial Interests in one Restricted Global Security for Beneficial Interests in another Restricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends if the exchange or transfer complies with the requirements of this Section 2.15(b) and the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such Holder substantially in the form of Exhibit E; or

(B)if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such holder in the form of Exhibit D.

Notwithstanding the foregoing or anything to the contrary provided herein, a holder of a beneficial interest in a Security that is not a [Name of Investor] Security may not exchange or transfer such beneficial interest for a beneficial interest in a [Name of Investor] Security.

(d)At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(e)In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(f)Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b), shall bear the same legend(s), if any, from Exhibit B-1A that are borne by the relevant Global Security, except to the extent the requirements of Section 2.15(c)(iii) or Section 2.15(c)(iv) are satisfied with respect to the removal or addition of any legend, mutatis mutandis for the fact that a Physical Security is being issued rather than a beneficial interest in a Global Security.

(g)The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(h)Neither the Trustee nor any Securities Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee and the Securities Agent may conclusively rely, as to the truth of the statements, upon certificates furnished to the Trustee and the Securities Agent by the Holders.

(i)Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depository.

(j)No service charge shall be made to or by a holder of a beneficial interest in a Global Security or to or by a Holder of a Physical Security for any registration of transfer or exchange.

(k)All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall evidence the same debt of the Company and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

(l)Prior to due presentment for the registration of a transfer of any Security, the Trustee and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and, subject to Section 2.09, for all other purposes, and neither of the Trustee or the Company shall be affected by notice to the contrary.

(m)Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

(n)At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Physical Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and send, the replacement Global Securities and Physical Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(o)Neither the Trustee nor any Securities Agent shall have any responsibility or obligation to any beneficial owner of an interest in the Global Securities, an agent member of, or a participant in, the Depository or other person with respect to the accuracy of the records of the Depository or its nominees or of any Participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any Participant, agent member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. The rights of beneficial owners in any Global Securities shall be exercised only through the Depository, subject to its applicable rules and procedures. The Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its agent members, Participants and any beneficial owners.

Section 2.16Special Transfer Provisions. (a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(b)Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Company notifies the Trustee in writing otherwise, the Trustee shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Trustee shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company to the effect that no registration under the Securities Act is required in connection with such transfer, exchange or replacement of such Securities in connection with any re-sales of such Securities on the date of such opinion or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto.

(c)By its acceptance of any Security or any Class A Common Shares (including Class A Common Shares held in the form of ADSs) bearing the Security Private Placement Legend or the Common Share Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Share Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary document retention policies. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d)The Company may, to the extent permitted by law, purchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company shall surrender to the Trustee for cancellation any Securities the Company purchases in this manner. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.

(e)Any Physical Securities that are purchased or owned by the Company, any Subsidiary of the Company or any other Affiliate of the Company or its Subsidiaries may not be resold by the Company, such Subsidiary or such Affiliate in a transaction in which the transferee takes its interest in the form of a beneficial interest in a Global Security unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being Restricted Securities.

Section 2.17Restrictive Legends.

(a)Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the date such Securities no longer constitute Restricted Securities as reasonably determined by the Company in good faith and evidenced by an Officers’ Certificate (such date, the “Resale Restriction Termination Date”).

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box has been checked on the Form of Assignment attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Trustee in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Security Private Placement Legend required by this Section 2.17(a) and shall not be assigned a restricted CUSIP number. In addition, on and after the Resale Restriction Termination Date, upon the request of any Holder and upon surrender of its Security for exchange, the Company shall exchange a Physical Security with the Security Private Placement Legend for a Physical Security without Security Private Placement Legend so long as the Holder covenants to the Company that it will offer, sell, pledge or otherwise transfer such Security in compliance with the Securities Act. The Company shall be entitled to instruct the Trustee in writing to cancel any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall provide evidence of cancellation of such Global Security; and any new Global Security exchanged therefor shall not bear the Security Private Placement Legend specified in this Section 2.17(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any ADSs issued upon conversion of the Securities has been declared effective under the Securities Act.

(b)Until the Resale Restriction Termination Date, any stock certificate representing Class A Common Shares (including Class A Common Shares held in the form of ADSs) issued upon conversion of such Security, if any, shall, if such shares constitute Restricted Securities at their time of issuance, bear the legend (the “Common Shares Private Placement Legend”) as set forth in Exhibit B-1B unless such Class A Common Shares (including Class A Common Shares held in the form of ADSs) have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing.

(c)Each Global Security shall also bear the legend as set forth in Exhibit B-2.

(d)Each Security issued with “original issue discount” for United States federal income tax purposes shall also bear the legend as set forth in Exhibit B-3.

ARTICLE 3

REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 3.01Repurchase at Option of Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or any portion thereof that is equal to $1,000 in principal amount or an integral multiple thereof), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) Business Days, and no earlier than twenty (20) Business Days (or as such period may be extended pursuant to Section 3.01(j)), after the date the Fundamental Change Notice is sent in accordance with Section 3.01(b), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the

Securities (or portion thereof) to be so repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction of the following conditions:

(i)delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A)the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Physical Securities;

(B)the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01; and

(ii)delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Repurchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised, if such Securities are Physical Securities, or book-entry transfer of the Securities, if the Securities are Global Securities, in compliance with the Applicable Procedures;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include such accrued but unpaid interest.

If such Securities are held in book-entry form through the Depository, the delivery of any Securities, Repurchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to the second immediately succeeding paragraph shall comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.01(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase Price, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying

Agent, which notice shall be delivered in accordance with, and contain the information specified in, Section 3.01(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(b)On or before the 20th Business Day after the consummation of a Fundamental Change, the Company shall send, or cause to be sent, to all Holders of the Securities in accordance with Section 13.01 a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee at the time such notice is delivered to the Holders. Each Fundamental Change Notice shall state:

(i)the events causing the Fundamental Change;

(ii)the date of the Fundamental Change;

(iii)the Fundamental Change Repurchase Date;

(iv)the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v)the Fundamental Change Repurchase Price;

(vi)the names and addresses of the Paying Agent and the Conversion Agent;

(vii)the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii)that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid no later than the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements);

(ix)that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x)that a Holder will be entitled to withdraw its election in the Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, delivered in the same manner as the related Repurchase Notice was delivered and setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, the certificate number(s) of such Securities to be so withdrawn (if such Securities are Physical Securities), the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Securities of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Repurchase Notice at any time during which such Default is continuing;

(xi)the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change (if applicable);

(xii)that Securities with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price; and

(xiii)the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall send such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c)Subject to the provisions of this Section 3.01, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent together with any necessary endorsements.

(d)The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall, promptly after delivering the Fundamental Change Repurchase Price to Holders entitled thereto and upon written demand by the Company, return to the Company as soon as practicable, any money in excess of the Fundamental Change Repurchase Price.

(e)Once the Fundamental Change Notice and the Repurchase Notice have been duly given in accordance with this Section 3.01, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.

(f)Securities with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.01 may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price.

(g)If any Security shall not be paid on the Fundamental Change Repurchase Date upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article 10 if any Repurchase Notice with respect to such Security is withdrawn pursuant to this Section 3.01.

(h)Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a notarization or medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(i)Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.01 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(j)In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent required (i) comply with the provisions of Rule 13e-4, Rule 14e-1, Regulation 14E under the Exchange Act, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to repurchase the Securities; provided that any time period specified in this Article 3 shall be extended to the extent necessary for such compliance.

ARTICLE 4

COVENANTS

Section 4.01Payment of Securities. The Company shall pay all amounts and make deliveries of securities due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (a) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depository or its nominee; and (b) in the case of a Physical Security, by wire transfer of immediately available funds to the account within the United States as specified in writing to the Paying Agent by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar. With respect to principal payments, presentation and surrender of Securities is required prior to final payment.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Section 4.02Maintenance of Office or Agency. The Company will maintain, or cause to be maintained, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to be maintained, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

Section 4.03Annual Reports. (a) The Company shall provide to the Trustee a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 Business Days after such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by the SEC, including Rule 12b-25 under the Exchange Act); provided, however, that each such report will be deemed to be so provided to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder). To the extent the TIA then applies to this Indenture, the Company shall comply with TIA § 314(a).

(b)In addition, while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective investors, upon request, the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.

(c)Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(d)The Trustee shall have no obligation or duty to determine or monitor whether the Company has delivered reports in accordance with this Section 4.03.

(e)If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Securities and ending on the one-year anniversary of the last original issuance date of the Securities, the Company fails to timely file any periodic report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable, and the Company does not cure such failure to file within 14 calendar days, the Company shall pay interest (the “Additional Interest”) on the Securities, accruing from the due date of the first missed filing that gives rise to such obligation and continuing until the earlier of (i) the one-year anniversary of the last original issuance date of the Securities and (ii) the date on which the Company corrects its failure to file such reports. During the first 90 days on which such Additional Interest is payable, such Additional Interest shall accrue at a rate of 0.25% per annum; thereafter, such Additional Interest shall accrue at a rate of 0.50% per annum.

(f)In addition, if any Securities (other than Securities held by an “affiliate” of the Company as defined in Rule 144, or acquired from such an affiliate less than one year earlier than the date of determination (giving effect to any applicable tacking under Rule 144(d))) or any Class A Common Shares (including Class A Common Shares held in the form of ADSs) issuable upon conversion of Securities (other than Securities held by an “affiliate” of the Company as defined in Rule 144, or acquired from such an affiliate less than one year earlier than the date of determination (giving effect to any applicable tacking under Rule 144(d))) are Restricted

Securities on or at any time after the one-year anniversary of the last original issuance date of such Securities (or the next succeeding Business Day if such date is not a Business Day), the Company will pay Additional Interest on such Securities accruing from the one-year anniversary of the last original issuance date of such Securities and until the date on which such Securities and any Class A Common Shares (including Class A Common Shares held in the form of ADSs) issuable upon the conversion of such Securities cease to be Restricted Securities. During the first 90 days on which such Additional Interest is payable, such Additional Interest will accrue at a rate of 0.25% per annum; thereafter, such Additional Interest will accrue at a rate of 0.50% per annum.

(g)Notwithstanding anything else in this Indenture, in no event will (i) the combined rate of any Additional Interest payable under this Section 4.03 and of any Special Interest payable under Section 6.01(k) exceed 0.50% per annum; or (ii) Additional Interest accrue on any day in which (A) (1) the Company has filed a shelf registration statement for the resale of the Securities, (2) such shelf registration statement is effective and usable by Holders for the resale of the Securities, and (3) the Holders may register the resale of their Securities under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A; or (B) in which conditions (A)(1) through (A)(3) of this sentence have been satisfied for a period of two years.

(h)Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the latter Record Date to Holders of record on the latter Record Date.

If the Company is required to pay Additional Interest or Special Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Special Interest no later than three Business Days prior to the date on which any such Additional Interest or Special Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest or Special Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Special Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Special Interest owed, or with respect to the method employed in such calculation of the Additional Interest or Special Interest.

Section 4.04Compliance Certificate. The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, commencing with the fiscal year ending February 28, 2021, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its performance of obligations under this Indenture and the Securities and that, based upon such review, no Default or Event of Default exists hereunder or thereunder or, if a Default or Event of Default then exists, specifying such event, status and the remedial action proposed to be taken by the Company with respect to such Default or Event of Default.

Section 4.05Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06Notice of Default. Within 30 days of the Company’s becoming aware of the occurrence of any Default or Event of Default, the Company shall give written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.

Section 4.07Limitation on the Incurrence of Indebtedness. The Company shall not, and shall cause its Subsidiaries and its Consolidated Affiliated Entities not to create, incur, issue, assume, guarantee or otherwise become liable, (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness unless (a) the Consolidated Total Debt Ratio for the Company, its Subsidiaries and its Consolidated Affiliated Entities on the date on which such Indebtedness is incurred would have been equal to or less than 5.00 to 1.00 and (b) the Consolidated Net Debt for the Company, its Subsidiaries and its Consolidated Affiliated Entities on the date on which such Indebtedness is incurred would not exceed $2.0 billion, in each case, determined on a pro forma basis giving effect to such incurrence but without the application of the proceeds thereof.

Section 4.08Additional Amounts. (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Securities, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price), premium, if any, payments of interest, if any, and deliveries of ADSs or any other consideration due on conversion of Securities (together with payments of cash for any fractional ADS or other consideration) upon conversion of the Securities, shall be made without withholding, deduction or reduction for any other collection at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“applicable taxes”) by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, incorporated, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and, in each case, any political subdivision or taxing authority thereof or therein) unless such withholding, deduction or reduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding, deduction or reduction is so required, the Company or any successor to the Company shall pay or deliver to each Holder such additional amounts of cash, ADSs or other consideration, as applicable (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner of the Securities after such withholding, deduction or reduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding, deduction or reduction been required; provided that no Additional Amounts shall be payable:

(i)for or on account of:

(A)any applicable taxes that would not have been imposed but for:

(1)the existence of any present or former connection between the relevant Holder or beneficial owner of such Security and the Relevant Jurisdiction, other than merely acquiring or holding such Security, receiving ADSs (together with the payment of cash for any fractional ADS) or other consideration upon conversion of such Security or the receipt of payments or the exercise or enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present on a continuing basis or engaged in a trade or business therein or having had a permanent establishment therein;

(2)the presentation of such Security (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) and interest (if any) on, such Security or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such Security became due and payable pursuant to the terms thereof or was made or duly provided for; or

(3)the failure of the Holder or beneficial owner to comply with a timely written request from the Company or any successor of the Company, addressed to the Holder, to the extent such Holder or beneficial owner is legally entitled, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(B)any estate, inheritance, gift, sale, transfer, personal property or similar applicable tax or any excise or similar taxes imposed with respect to a transfer, other than any such taxes that may be imposed as a result of a transfer to or from the Company or a successor to the Company, including as a result of merely acquiring or holding a Security, receiving ADSs (together with the payment of cash for any fractional ADS) or other consideration upon conversion of such Security or the receipt of payments or the exercise or enforcement of rights thereunder;

(C)any net income or other similar tax that is payable otherwise than by withholding, deduction or reduction for any other collection at source from payments or deliveries under or with respect to the Securities;

(D)any applicable tax required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement or agreement pursuant to Section 1471(b)(1) of the Code entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(E)any combination of applicable taxes referred to in the preceding clauses (A), (B), (C) or (D); or

(ii)with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), and interest (if any) on, such Security or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such Security to a Holder, if the Holder is a fiduciary, trustee, agent, nominee or other person acting solely on behalf of a beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of the beneficial owner who would not have been entitled to such Additional Amounts under this Section 4.08 had that beneficial owner been the direct Holder of such Security.

(b)If the Company or its successor becomes obligated to pay Additional Amounts with respect to any payment or delivery under or with respect to the Securities, the Company or its successor shall deliver to the Trustee and the Paying Agent, and, if applicable, the Conversion Agent or other party, on a date that is at least 30 days prior to the date of that payment or delivery (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or its successor shall notify the Trustee and the Paying Agent promptly thereafter), an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent or the Conversion Agent, as the case may be, to pay Additional Amounts to Holders on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The Company or its successor shall provide the Trustee and the Paying Agent with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(c)The Company or its successor shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law, and such required withholdings and deductions shall be treated as having been first paid by the Company or its successor to such Holder and then remitted to the relevant tax authority on behalf of such Holder. Upon request, the Company or its successor shall provide to the Trustee an official receipt or, if official receipts are not obtainable, an Officers’ Certificate evidencing the payment of any applicable taxes so deducted or withheld. Copies of those receipts or other documentation, as the case may be, shall be made available by the Trustee to the Holders of the Securities upon written request.

(d)Any reference in this Indenture or the Securities in any context to the delivery of ADSs (together with payment of cash for any fractional ADS) or other consideration upon conversion of any Security or the payment of principal of (including the Fundamental Change Repurchase Price, if applicable) and any premium or interest, if any, on any Security or any other amount payable with respect to such Security, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.08.

(e)Notwithstanding any other provisions, the Company or its successor, the Trustee and the Paying Agent shall be entitled to make any withholding or deduction pursuant to FATCA.

(f)If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Securities, it will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted, and the Trustee shall make such official tax receipts available to the Holders.

(g)The foregoing obligations shall survive termination or discharge of this Indenture.

ARTICLE 5

SUCCESSORS

Section 5.01When Company May Merge, Etc. Subject to Section 5.02, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company, its Subsidiaries and its Consolidated Affiliated Entities, taken as a whole, to another Person (other than one or more Subsidiaries of the Company (it being understood that this Article 5 shall not apply to a sale, transfer, lease, conveyance or other disposition of property or assets between or among the Company and its Subsidiaries)), whether in a single transaction or series of related transactions, unless (i)(x) the Company is the continuing Person or (y) such other Person is organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong, such other Person assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries or Consolidated Affiliated Entities of the Company to another Person other than the Company or one or more other Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties or assets of the Company, its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, shall be deemed to be the sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated properties or assets of the Company, its Subsidiaries and its Consolidated Affiliated Entities, taken as a whole, to another Person.

The Company shall deliver to the Trustee substantially concurrently with or prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and other statements of fact) stating that the proposed transaction and, if required, such supplemental indenture (if any) will, upon consummation of the proposed transaction, comply with the applicable provisions of this Indenture.

Section 5.02Successor Substituted. In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company, its Subsidiaries and its Consolidated Affiliated Entities, taken as a whole, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article 5, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5, except in the case of a lease, shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01Events of Default. An “Event of Default” occurs if:

(a)the Company fails to pay the principal of any Security when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, upon acceleration or otherwise;

(b)the Company fails to pay an installment of interest on any Security when due, if the failure continues for thirty (30) days after the date when due;

(c)the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto and such failure continues for a period of five (5) Business Days;

(d)the Company fails to (i) comply with its obligations under Article 5 or (ii) issue a Fundamental Change Notice in accordance with Section 3.01(b) when due;

(e)the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(f)the Company or any Significant Subsidiary of the Company fails to pay when due (whether at stated maturity or otherwise), after the expiration of any applicable grace period, the principal or interest on indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent), or a default occurs that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any Significant Subsidiary of the Company in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent);

(g)a final judgment for the payment in excess of $50,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) is rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within thirty (30) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(h)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(j)the ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying the Securities) have been suspended from trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) for a period of ninety (90) consecutive trading days or for more than one hundred and eighty (180) trading days in any twelve (12)-month period.

A Default under clause (e) above shall not be an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

(k)Notwithstanding anything to the contrary in the Securities or elsewhere in this Indenture, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(e) relating to the failure by the Company to comply with Section 4.03(a) (the “Company’s Filing Obligations”), shall consist exclusively of the right to receive interest (the “Special Interest”) on the Securities. (i) For the first 180 days of the 270-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs, the Special Interest will accrue at a rate equal to 0.25% per annum, and (ii) for the last 90 days of such 270-day period as long as such Event of Default is continuing, the Special Interest will accrue at a rate equal to 0.50% per annum. The Special Interest will be in addition to any Additional Interest that the Company is required to pay under Section 4.03 and will be payable in the same manner as Additional Interest; provided, however, that in no event will the combined rate of the Special Interest and any Additional Interest due under Section 4.03 exceed 0.50% per annum. This Special Interest, as applicable, will accrue on the Securities from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations first occurs to and including the 270th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such 271st day (or, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 271st day, on the date such Event of Default is so cured or waived), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 271st day, then the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding may declare one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all of the Securities to be immediately due and payable. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Special Interest as the sole remedy for an Event of Default specified in Section 6.01(e) relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company shall notify, in the manner provided for in Section 13.01, the Holders, the Paying Agent and the Trustee of such election at any time on or before the Close of Business on the date on which such Event of Default first occurs (which notice shall include a statement as to the date from which Special Interest is payable). Upon the Company’s failure to give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.02. If the Special Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.02Acceleration. (a)Subject to Section 6.02(b), if applicable, if an Event of Default (excluding an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company) has occurred and is continuing, either the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may declare one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs with respect to the Company (and not solely with respect to one or more of its Significant Subsidiaries), one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived (or are waived concurrently with such rescission or annulment) and (iii) all amounts due to the Trustee under Section 7.06 have been paid. Upon any such rescission or annulment, the Events of Default that were the subject of such acceleration shall cease to exist and deemed to have been cured for every purpose.

Section 6.03Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant hereto or any rescission and annulment pursuant hereto or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04Waiver of Past Defaults. Subject to Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may on behalf of all Holders of Securities, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default (a) in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price, as the case may be, (b) arising from a failure by the Company to convert any Securities in accordance with this Indenture or (c) in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

(i)all existing Defaults or Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii)the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of Holders or the Trustee related thereto.

Section 6.05Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders (it being understood that the Trustee has no obligation to determine whether any action or inaction is unduly prejudicial to the rights of any Holders) or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(a)such Holder previously shall have given the Trustee written notice of a continuing Event of Default;

(b)the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)such Holder or Holders shall have offered and if requested, provided to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(d)the Trustee shall have failed to comply with the request for sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding have not given the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). A Holder shall have the right to not enforce any right under this Indenture except in the manner herein.

Section 6.07Rights of Holders to Receive Payment and to Convert Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Fundamental Change Repurchase Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to receive consideration due upon conversion of the Securities in accordance with Article 10, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

Section 6.09Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:to the Trustee for amounts due under Section 7.06;

Second: to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall send to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Section 6.11Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by a Holder or group of Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

ARTICLE 7

TRUSTEE

Section 7.01Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)Except during the continuance of an Event of Default:

(i)the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)this subsection shall not be construed to limit the effect of subsection (b) of this Section 7.01;

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e)The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Section 7.02Rights of Trustee. (a) The Trustee may conclusively rely on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability of any kind by reason of such inquiry or investigation.

(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d)The Trustee may consult with counsel of its own selection, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e)The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(g)Except with respect to Section 4.01, where it acts as Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of a Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a) or (b) while it acts as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification (which references this Indentures and the Securities) or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Section 4.04 and 4.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates and Opinions of Counsel).

(h)The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Securities Agent, agent, custodian and other Person employed to act hereunder.

(j)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Securities Agent be liable under or in connection with this Indenture and the Securities for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Securities Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(l)No bond or surety shall be required of the Trustee with respect to performance of the Trustee’s duties and powers hereunder.

(m)Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by this Indenture or the Securities.

(n)Any discretion, permissive right, or privilege of the Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation of the Trustee hereunder.

Section 7.03Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

Section 7.04Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible or liable with respect to any information, statement or recital in the Investment Agreement or disclosure material prepared or distributed with respect to any of the Securities, nor shall it be responsible for any statement of the Company in any document in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee is deemed to have knowledge in accordance with Section 7.02(g), then the Trustee shall send to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Section 7.06Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as shall be mutually agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses, disbursements and advances as shall have been caused by the Trustee’s own negligence or willful misconduct. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business; provided, however, that the Trustee’s failure to do so shall not excuse the Company from the obligation to reimburse the Trustee for expenses as contemplated in this Section.

The Company shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim, cost or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust, the performance of its duties and/or the exercise of its rights hereunder, or in connection with enforcing the provisions of this Section 7.06, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided that failure to give such notice shall not relieve the Company of its obligations under this Section 7.06. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own negligence or willful misconduct.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

Section 7.07Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. For the avoidance of doubt, the Trustee shall continue its role until the appointment of a successor Trustee is effective.

The Trustee may at any time resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(a)the Trustee fails to comply with Section 7.09;

(b)the Trustee is adjudged bankrupt or insolvent;

(c)a receiver or other public officer takes charge of the Trustee or its property; or

(d)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed for any reason, the Company shall promptly appoint a successor Trustee so that no vacancy exists in the role of Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

Section 7.08Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

Section 7.09Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (a) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (b) is subject to supervision or examination by federal or state authorities and (c) has a combined capital and surplus of at least $50 million or is a wholly-owned subsidiary of a bank holding company having a consolidated capital and surplus of at least $50 million, in each case, as set forth in its most recent published annual report of condition.

Section 7.10Preferential Collection of Claims Against Company. To the extent the TIA then applies to the Indenture, the Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). To the extent the TIA then applies to the Indenture, a Trustee who has resigned or been removed shall be subject to § 311(a) to the extent indicated.

Section 7.11Reports by Trustee to Holders. Within one hundred and twenty (120) days after each December 31, beginning with December 31, 2021, the Trustee shall send to all Holders of the Securities, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of January 31 of such year, in accordance with, and to the extent required under, TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also send all reports as required by TIA § 313(c). A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or any delisting thereof.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01Termination of the Obligations of the Company. This Indenture shall be discharged and shall cease to be of further effect, and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, upon conversion or Repurchase Upon Fundamental Change, and, in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash (or, in the case of conversion, delivers to the Holders in accordance with Article 10, ADSs (and cash in lieu of any fractional ADSs) solely to satisfy the Company’s Conversion Obligation) sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion or the Fundamental Change Repurchase Date, as the case may be, and the Company irrevocably instructs the Trustee or the Payment Agent to make payment on the Securities; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Section 2.03, Section 2.04, Section 2.05, Section 2.08, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 13.09 and Section 13.14, and this Article 8 shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.

Section 8.02Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Section 8.03Repayment to Company. Subject to applicable escheatment laws, the Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the written request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.04Reinstatement. If any money, ADSs or other consideration cannot be applied in accordance with Section 8.01 and Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit or delivery had occurred pursuant to Section 8.01 and Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01 and Section 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, ADSs or other consideration held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01Without Consent of Holders. The Company may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

(a)to comply with Article 5 or Section 10.11;

(b)to secure the obligations of the Company in respect of the Securities or add guarantees with respect to the Securities;

(c)to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.07;

(d)to comply with the provisions of any securities depository, including the Depository, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of any applicable Securities pursuant to this Indenture;

(e)to add to the covenants or Events of Default of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

(f)to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(g)to make any change that does not adversely affect the rights of any Holder;

(h)to permit the conversion of the Securities into Reference Property in accordance with Section 10.11; or

(i)to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not materially adversely affect the rights of any Holder.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02With Consent of Holders. Subject to the immediately succeeding paragraph, the Company may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities). Subject to Section 6.04, Section 6.07 and the immediately succeeding paragraph, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b)reduce the principal amount of any Security, or any interest on, any Security;

(c)change the place or currency of payment of principal of, or any interest on, any Security;

(d)impair the right of any Holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any Security or impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(e)reduce the Fundamental Change Repurchase Price of any Securities or modify, in a manner adverse to Holders, the obligation of the Company pursuant to Section 3.01 to repurchase Securities upon the occurrence of a Fundamental Change;

(f)reduce the Conversion Rate other than as provided under this Indenture or adversely affect the right of Holders to convert Securities in accordance with Article 10;

(g)reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities; or

(h)modify the provisions of Article 9 that require each Holder’s consent or the waiver provisions of Section 6.04 with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Notwithstanding the foregoing or anything to the contrary, so long as any [Name of Investor] Securities are outstanding, without the consent of the Holders of one hundred percent (100%) of the aggregate principal amount of the [Name of Investor] Securities, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not modify any provision contained in this Indenture specifically and uniquely applicable to the [Name of Investor] Securities in a manner adverse to the Holders of, or the holders of a beneficial interest in, the [Name of Investor] Securities.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall send, or cause to be sent, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to send such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective (or until such earlier date as specified by the Company in connection with the solicitation of such consent), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective (or such earlier date specified by the Company in connection with the solicitation of such consent).

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security. Any amendment to this Indenture or the Securities shall be set forth in a supplemental indenture to this Indenture that complies with the TIA as then in effect, if the TIA is applicable to this Indenture.

Nothing in this Section 9.03 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.

Section 9.04Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.05Trustee Protected. The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject to customary exceptions).

Section 9.06Effect of Supplemental Indentures. Upon the due execution and delivery of any supplemental indenture in accordance with this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Section 9.02 and Section 9.03, every Holder of Securities shall be bound thereby.

ARTICLE 10

CONVERSION

Section 10.01Conversion Privilege. (a) Subject to the limitations of this Section 10.01, Section 10.02, Section 10.11 and the settlement provisions of Section 10.14(c), and upon compliance with the provisions of this Article 10, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Security into ADSs at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the then applicable Conversion Rate per $1,000 principal amount of Securities (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).

(b)To convert its Security, a Holder of a Physical Security must (i) complete and manually sign the Conversion Notice, or a facsimile thereof, with appropriate notarization or signature guarantee, and deliver the completed Conversion Notice or a facsimile thereof to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (iv) pay all transfer or similar taxes if required pursuant to Section 10.04 and (v) pay funds equal to interest payable on the next Interest Payment Date if so required by Section 10.02(d). If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (iv) and (v) above and the Depository’s procedures for converting a beneficial interest in a Global Security.

(c)A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 10.02Conversion Procedure and Payment Upon Conversion.

(a)Subject to this Section 10.02 and Section 10.11 and the settlement provisions of Section 10.14(c), upon conversion of any Security, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, ADSs, together with cash, if applicable, in lieu of delivering any fractional ADSs in accordance with Section 10.03, as set forth in this Section 10.02.

(i)Upon conversion of a Holder’s Security, the Company shall deliver to such converting Holder, through the Conversion Agent, a number of ADSs equal to (i) (A) the aggregate principal amount of Securities to be converted, divided by (B) $1,000, multiplied by (ii) the Conversion Rate in effect on the applicable Conversion Date (provided that the Company shall deliver cash in lieu of fractional ADSs as described in Section 10.03).

(b)Each conversion shall be deemed to have been effected as to any Securities surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name any ADSs shall be issuable upon such conversion shall become the holder of record of such ADSs as of the Close of Business on such Conversion Date. Prior to such time, a Holder receiving ADSs upon conversion shall not be entitled to any rights relating to such ADSs, including, among other things, the right to vote and receive dividends and notices of shareholder meetings. The Company will determine the Conversion Date in accordance with the requirements set forth herein and notify the Trustee of the same.

(c)In the case of any conversion of Securities other than the [Name of Investor] Securities, the Company shall deliver and, if applicable, pay the consideration due for fractional ADSs, in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date. In the case of any conversion of [Name of Investor] Securities, the Company shall deliver and, if applicable, pay the consideration due for fractional ADSs in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date unless otherwise specified in the written notice referred to in the proviso below; provided, however, that the ADSs due in respect of the Conversion Obligation shall be delivered on the day specified in a written notice from the owner(s) (or in the case of Global Securities, beneficial owner(s)) of the [Name of Investor] Securities being converted that is delivered to the Company on or prior to the first Business Day immediately following the relevant Conversion Date, which delivery date (in respect of such ADSs) shall be no earlier than the second Business Day immediately following the relevant Conversion Date and be no later than the seventh Business Day immediately following the relevant Conversion

Date (it being understood that if no such notice is delivered to the Company, then the Company shall deliver such ADSs on the second Business Day immediately following the relevant Conversion Date). In the case of a conversion of a [Name of Investor] Security in the form of a Global Security, such written notice shall include a certification therein that the beneficial owners delivering such written notice are holders that hold beneficial interests in the [Name of Investor] Securities subject to conversion. The Company shall issue or cause to be issued, and deliver or cause to be delivered to such Holder, or such Holder’s nominee(s) or transferee(s), certificates or a book-entry transfer through the Depository for the full amount of ADSs to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)Except to the extent otherwise provided in this Section 10.02(d), no payment or adjustment will be made for accrued interest on a converted Security, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion. Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. If any Holder surrenders a Security for conversion after the Close of Business on the Record Date for the payment of an installment of interest but prior to the Open of Business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the full amount of interest payable on such Interest Payment Date on the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, or (ii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 3.01, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date but on or prior to such Interest Payment Date.

(e)If a Holder converts more than one Security at the same time, the Conversion Obligation with respect to such Securities shall be based on the total principal amount of all Securities so converted.

(f)Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 10.03Cash in Lieu of Fractional ADSs. The Company shall not issue fractional ADSs upon the conversion of a Security. Instead, the Company shall pay to converting Holders cash in lieu of fractional ADSs based on the Daily VWAP on the relevant Conversion Date. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full ADSs that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities, or specified portions thereof to the extent permitted hereby so surrendered, and any fractional ADSs remaining after such computation shall be paid in cash.

Section 10.04Taxes on Conversion. If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of ADSs upon the conversion. However, the Holder shall pay such tax which is due because the Holder requests the ADSs to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificate(s) representing the ADSs being issued or delivered to the Holder or in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because ADSs are to be issued or delivered in a name other than such Holder’s name.

Section 10.05Company to Provide Common Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized Class A Common Shares that corresponds to the number of ADSs due upon conversion of all outstanding Securities into ADSs at any time (assuming, for such purposes, that at the time of computation of such number of shares, all such Securities would be converted by a single Holder). The Company shall, from time to time and in accordance with applicable law, cause the authorized number of Class A Common Shares to be increased if the aggregate of the number of authorized Class A Common Shares remaining unissued shall not be sufficient for the conversion of all outstanding (and issuable as set forth above) Securities into ADSs at any time. In accordance with the Deposit Agreement, the Company shall issue to the ADS Custodian such Class A Common Shares required for the issuance of the ADSs upon conversion of the Securities, plus written delivery instructions (if requested by the ADS Depositary or the ADS Custodian) for such ADSs, shall deliver such legal opinions and any other information or documentation and any additional forms compliant with the procedures of the Depository Trust Company with respect to such conversion of Securities and shall comply with the Deposit Agreement, as required by the ADS Depositary or the ADS Custodian in connection with each issue of Class A Common Shares and issuance and delivery of ADSs.

The Company covenants that all ADSs delivered upon conversion of the Securities, and all Class A Common Shares representing such ADSs, shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company except for any restrictions provided under applicable laws.

The Company shall list such ADSs on each national securities exchange or automated quotation system on which the ADSs is listed on the applicable Conversion Date.

The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Securities into ADSs and the issuance, and deposit into the ADS facility, of the Class A Common Shares represented by such ADSs. The Company also undertakes to maintain, as long as any Securities are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Securities and the Deposit Agreement, upon conversion of the Securities. In addition, the Company further covenants to provide Holders with a reasonably detailed description of the mechanics for the delivery of ADSs upon conversion of Securities as set forth in the Deposit Agreement upon request.

Section 10.06Adjustment of Conversion Rate. If the number of Class A Common Shares represented by the ADSs is changed, after the date of this Indenture, for any reason other than one or more of the events described in this Section 10.06, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Common Shares represented by the ADSs upon which conversion of the Securities is based remains the same.

Notwithstanding the adjustment provisions described in this Section 10.06, if the Company distributes to holders of the Class A Common Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Class A Common Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 10.06 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Common Shares. However, in the event that the Company issues or distributes to all holders of the Class A Common Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 10.06(b) (in the case of Expiring Rights entitling holders of the Class A Common Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Common Shares or ADSs) or Section 10.06(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 10.06 results in a change to the number of Class A Common Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been made on account of such event.

The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events on or after the date of this Indenture:

(a)In case the Company shall pay or make a dividend or other distribution on its Class A Common Shares consisting exclusively of Class A Common Shares, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of Class A Common Shares outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution, and the numerator shall be the number of Class A Common Shares outstanding immediately after such dividend or distribution, in the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution;

CR'=the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

OS0=the number of Class A Common Shares outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution; and

OS'=the number of Class A Common Shares outstanding immediately after giving effect to such dividend or distribution.

In case the Company shall effect a share split or share combination, the Conversion Rate shall be proportionally increased, in the case of a share split, and proportionally reduced, in the case of a share combination, as expressed in the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the Open of Business on the effective date of such share split or share combination;

CR'=the Conversion Rate in effect immediately after the Open of Business on the effective date of such share split or share combination;

OS0=the number of Class A Common Shares outstanding immediately prior to the Open of Business on the effective date of such share split or share combination; and

OS'=the number of Class A Common Shares outstanding immediately after giving effect to such share split or share combination.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, or any share split or share combination of the type described in this Section 10.06(a) is announced but the Class A Common Shares are not split or combined, as the case may be, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the Class A Common Shares, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b)If the Company distributes to all or substantially all holders of the Class A Common Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period expiring not more than forty-five (45) days immediately following the date of such distribution, to purchase or subscribe for Class A Common Shares (directly or in the form of ADSs), at a price per Class A Common Share that is less than the average of the Closing Sale Prices of the Class A Common Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A Common Shares then represented by one ADS) over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’=the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0=the number of Class A Common Shares outstanding immediately prior to the Open of Business on such Ex Date;

X=the total number of Class A Common Shares (directly or in the form of ADSs) issuable pursuant to such rights, options or warrants; and

Y=the number of Class A Common Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Closing Sale Prices of the ADSs over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and (b) the number of Class A Common Shares then represented by one ADS.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that Class A Common Shares or ADSs are not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of Class A Common Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Common Shares (directly or in the form of ADSs) at less than such average of the Closing Sale Prices for the Class A Common Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A Common Shares then represented by one ADS) for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Class A Common Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(b).

(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Class A Common Shares (directly or in the form of ADSs), but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.06(a) or Section 10.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.06(d), (iii) distributions of Reference Property in a transaction described in Section 10.11, (iv) rights issued pursuant to a rights plan of the Company (i.e., a poison pill), except to the extent provided by Section 10.13, and (v) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR'=the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;

SP0=the average of the Closing Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ADS) over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution; and

FMV =the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding Class A Common Share (directly or in the form of ADSs) as of the Open of Business on the Ex Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the ADSs over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Class A Common Shares (directly or in the form of ADSs), the amount and kind of Distributed Property that such Holder would have received if such Holder had owned a number of ADSs equal to the Conversion Rate in effect on the record date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Class A Common Shares (directly or in the form of ADSs) of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the Spin-Off;

CR'=the Conversion Rate in effect immediately after the Open of Business on the Ex Date for the Spin-Off;

FMV0 =

the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Shares (directly or in the form of ADSs) applicable to one Class A Common Share over the ten (10) consecutive Trading Days immediately following, and including, the Ex Date for a Spin-Off (the “Valuation Period”); and

MP0=the average of the Closing Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ADS) over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex Date for such Spin-Off. For purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days commencing on the Ex Date for such Spin-Off, references within the portion of this Section 10.06(c) related to “Spin-Offs” to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for such Spin-Off to, but excluding, the relevant Conversion Date.

Subject in all respects to Section 10.13, rights, options or warrants distributed by the Company to all holders of its Class A Common Shares (directly or in the form of ADSs) entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Common Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Common Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c), as the case may be. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c), as the case may be, was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Class A Common Shares (directly or in the form of ADSs)

with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Shares (directly or in the form of ADSs) as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

(A)a dividend or distribution of Class A Common Shares (directly or in the form of ADSs) to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B)a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors, the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and any Class A Common Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution” or “outstanding immediately after the Open of Business on the effective date of such share split or share combination,” as the case may be within the meaning of Section 10.06(a) or “outstanding immediately prior to the Open of Business on the Ex Date for such distribution” within the meaning of Section 10.06(b).

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth or seventh paragraph of this Section 10.06(c), the Conversion Rate shall not be decreased pursuant to this Section 10.06(c).

(d)If any cash dividend or distribution is made to all or substantially all holders of the Class A Common Shares (directly or in the form of ADSs), the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR'=the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0=the average of the Closing Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ADS) over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than eleven (11) Trading Days prior to the Ex Date for such dividend or distribution the reference to ten (10) consecutive Trading Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, the Ex Date for such dividend or distribution); and

C=the amount in cash per Class A Common Share the Company distributes to holders of its Class A Common Shares (directly or in the form of ADSs).

Any adjustment made under this Section 10.06(d) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution.

Notwithstanding the foregoing, in lieu of the foregoing increase, upon a written request from a Holder given to the Company within five (5) days of receipt of the notice provided to such Holder pursuant to Section 10.10(b)(i), the Company shall make provision for each such Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the ADSs, the amount of cash such Holder would have received as if such Holder owned a number of ADSs equal to the Conversion Rate on the record date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(d).

(e)If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Class A Common Shares (directly or in the form of ADSs), if the cash and value of any other consideration included in the payment per Class A Common Share exceeds the average of the Closing Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ASD) over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'=the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC=the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Class A Common Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0=the number of Class A Common Shares outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS'=the number of Class A Common Shares outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP'=the average of the Closing Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ADS) over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 10.06(e) shall occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase the Class A Common Shares (directly or in the form of ADSs) pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(e).

(f)If the Company shall have completed any Qualified Equity Financing within six (6) months from the date of the Investment Agreement, or shall have entered into a binding agreement with respect to any Qualified Equity Financing during such period and such Qualified Equity Financing shall subsequently be completed, in any such case, with a Reference Price less than the then-current Conversion Price, then the Conversion Rate shall be adjusted to the Qualified Equity Financing Conversion Rate. In addition, if, at any time, the Reference Price applicable to the securities issued pursuant to such Qualified Equity Financing is reduced as contemplated by the proviso in the definition of Reference Price such that it is less than the then-current Conversion Price, then the Conversion Rate shall be adjusted to the Qualified Equity Financing Conversion Rate. For the avoidance of doubt, under no circumstances will the Conversion Rate be decreased pursuant to this clause (f).

(g)In addition to the foregoing adjustments in subsections (a), (b), (c), (d), (e) and (f) above, and to the extent permitted by applicable law and the rules of the Relevant Stock Exchange, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least twenty-five (25) Trading Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase, which notice will include the amount of the increase and the period during which the increase shall be in effect, to be sent to each Holder of Securities in accordance with Section 13.01, at least fifteen (15) days prior to the date on which such increase commences.

(h)All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of an ADS, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

(i)For purposes of this Section 10.06, “effective date” means the first date on which the ADSs trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

(j)For purposes of this Section 10.06, the number of Class A Common Shares at any time outstanding shall not include Class A Common Shares held in the treasury of the Company (directly or in the form of ADSs) but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Common Shares. The Company shall not pay any dividend or make any distribution on Class A Common Shares held in the treasury of the Company. The Company shall not pay any dividend or distribution on shares of Capital Stock of the Company held in the treasury of the Company to the extent such dividend or distribution would be made in an amount based on the amount of a dividend or distribution paid on the Class A Common Shares.

Section 10.07No Adjustment. The Conversion Rate shall not be adjusted for any transaction or event other than for any transaction or event described in this Article 10. Without limiting the foregoing, the Conversion Rate shall not be adjusted:

(i)upon the issuance of any Class A Common Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Common Shares or ADSs under any plan;

(ii)upon the issuance of any Class A Common Shares or ADSs or options or rights to purchase those Class A Common Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries (or the issuance of any Class A Common Shares or ADSs pursuant to any such options or other rights);

(iii)upon the issuance of any Class A Common Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv)for accrued and unpaid interest, if any;

(v)repurchases of Class A Common Shares or ADSs that are not tender offers or exchange offers pursuant to Section 10.06(e), including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives or share repurchase program approved by the Company’s Board of Directors;

(vi)solely for a change in the par value of the Class A Common Shares; or

(vii)for the issuance of Class A Common Shares or ADSs or any securities convertible into or exchangeable for Class A Common Shares or ADSs or the right to purchase Class A Common Shares or ADSs or such convertible or exchangeable securities, except as described in Section 10.06.

No adjustment in the Conversion Rate less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) shall be made pursuant to Section 10.06(a) through Section 10.06(f); provided, however, that (i) the Company shall carry forward any adjustments that are not made as a result of the foregoing and make such carried forward adjustments with respect to the Conversion Rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate)) (1) on the effective date of any Fundamental Change or Make-Whole Fundamental Change and (2) on the Conversion Date.

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms as holders of Class A Common Shares (directly or in the form of ADSs) participate in such transaction, without conversion, as if such Holder held a number of Class A Common Shares (directly or in the form of ADSs) equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction), multiplied by principal amount (expressed in thousands) of Securities held by such Holder.

Section 10.08Other Adjustments. Whenever any provision of this Indenture requires the computation of an average of the Closing Sale Prices or the Daily VWAPs over a period of multiple Trading Days (including the period for determining the Applicable Price for purposes of a Make-Whole Fundamental Change), the Board of Directors, in its good faith determination, shall appropriately adjust such average to account for any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs at any time on or after the first Trading Day of such period and on or prior to the last Trading Day of such period.

Section 10.09Adjustments for Tax Purposes. Except as prohibited by law, the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.06 hereof, as it considers to be advisable to avoid or diminish any income tax to any holders of Class A Common Shares (directly or in the form of ADSs) (or rights to purchase Class A Common Shares (directly or in the form of ADSs)) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reason.

Section 10.10Notice of Adjustment and Certain Events. (a) Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Trustee an Officers’ Certificate describing in reasonable detail the adjustment and the method of calculation used and the Company shall promptly send to the Holders in accordance with Section 13.01 a notice of the adjustment setting forth the adjusted Conversion Rate and the calculation thereof. The certificate and notice shall be conclusive evidence of the correctness of such adjustment. In the absence of an Officers’ Certificate being filed with the Trustee (and the Conversion Agent if not the Trustee), the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

(b)In case of any:

(i)action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate in accordance with Section 10.06 or Section 10.13;

(ii)Merger Event; or

(iii)voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall at least ten days prior to the anticipated effective date of such transaction or event cause written notice thereof to be sent to the Trustee and the Holders in accordance with Section 13.01. Such notice shall also specify, as applicable, the date or expected date on which the holders of Class A Common Shares or ADSs, as the case may be, shall be entitled to a distribution and the date or expected date on which the holders of Class A Common Shares or ADSs, as the case may be, shall be entitled to exchange their Class A Common Shares or ADSs, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 10.11Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If on or after the date of this Indenture the Company:

(a)reclassifies the Class A Common Shares (other than a change as a result of a subdivision or combination of Class A Common Shares to which Section 10.06(a) applies);

(b)is party to a consolidation, merger or binding share exchange; or

(c)sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company, its Subsidiaries and its Consolidated Affiliated Entities, taken as a whole, in each case, pursuant to which the Class A Common Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”), each $1,000 principal amount of converted Securities will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of ADSs equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event (A) any amount payable in cash for fractional ADSs upon conversion of the Securities in accordance with Section 10.03 shall continue to be payable in cash, (B) any ADSs that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have received in such Merger Event and (C) the Daily VWAP shall be calculated based on a unit of Reference Property.

If the Merger Event causes the Class A Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Class A Common Shares and

(ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 10.14), multiplied by the price paid per ADS in such Merger Event and (B) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date.

The supplemental indenture referred to in the first sentence of this Section 10.11 shall provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10 and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to holders upon conversion as part of the Reference Property, with such amount of cash determined by the Board of Directors in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Closing Sale Price of the ADSs. The Company shall not become a party to any Merger Event unless its terms are consistent with the foregoing. If, in the case of any Merger Event, the stock or other securities and assets receivable thereupon by a holder of Class A Common Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10. The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into ADSs (and cash in lieu of any fractional ADSs) as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture in accordance with this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

Section 10.12Trustee’s Disclaimer. The Trustee and any other Conversion Agent shall have no duty to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require that any adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. Neither the Trustee nor any other Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any other Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 10 or to monitor any Person’s compliance with this Article 10.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Section 10.13Rights Distributions Pursuant to Shareholders’ Rights Plans. To the extent that on or after the date of this Indenture the Company adopts a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of any Security or a portion thereof, the Company shall make provision such that each Holder thereof shall receive, in addition to, and concurrently with the delivery of, the ADSs due upon conversion, the rights described in such plan, unless the rights have separated from the Class A Common Shares underlying the ADSs before the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Class A Common Shares, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.14Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes. (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article 10, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice referred to in Section 10.14(e)) (A) if such Make-Whole Fundamental Change does not also constitute a Fundamental Change, to, and including, the Close of Business on the date that is thirty (30) Business Days after the later of (i) such Effective Date and (ii) the date the Company sends to Holders the relevant notice of the Effective Date or (B) if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, and including, the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change (provided that the Repurchase Notice has not been delivered by the Holder or has been withdrawn), shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article 10, plus an amount equal to the Make-Whole Applicable Increase.

(b)As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

Applicable Price
Effective Date	$$66.88	$$70.00	$$75.00	$$80.25	$$85.00	$$90.00	$$100.00	$$120.00	$$140.00	$$160.00	$$200.00	$$300.00
[DATE]	33.7184	33.3661	22.8856	22.4710	22.1566	11.8778	11.4409	00.8839	00.5632	00.3683	00.1679	00.0199
February 1, 2022	33.7079	33.3318	22.8269	22.3938	22.0684	11.7812	11.3379	00.7856	00.4789	00.2996	00.1244	00.0093
February 1, 2023	33.5958	33.2018	22.6749	22.2268	21.8942	11.6034	11.1639	00.6364	00.3618	00.2096	00.0749	00.0013
February 1, 2024	33.3819	12.9675	22.4163	11.9539	11.6178	11.3301	00.9079	00.4373	00.2175	00.1096	00.0289	--
February 1, 2025	33.0171	52.5661	11.9749	11.4966	11.1636	00.8912	00.5229	00.1823	00.0647	00.0214	00.0024	--
February 1, 2026	22.4922	11.8247	00.8723	--	--	--	--	--	--	--	--	--

provided, however, that:

(i)if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the row titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

(ii)if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $300.00 per ADS (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $66.88 per ADS (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii)if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (A) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (B) a fraction the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect, in accordance with this Article 10, immediately after such adjustment to the Conversion Rate;

(iv)each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is required to be adjusted pursuant to Section 10.06 through Section 10.13; and

(c)Subject to Section 10.11, upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation in accordance with Section 10.02; provided, however, that if at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change the consideration for the Class A Common Shares (directly or in the form of ADSs) is composed entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the second Business Day following the Conversion Date.

(d)As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if such Make-Whole Fundamental Change is a transaction or series of transactions described in clause (c) of the definition of Fundamental Change and the consideration (excluding cash payments for fractional ADSs or pursuant to statutory appraisal rights) for ADSs representing Class A Common Shares in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per ADS representing Class A Common Share in such Make-Whole Fundamental Change and (ii) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per ADS for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e)The Company shall send to each Holder, in accordance with Section 13.01, written notice of the Effective Date of the Make-Whole Fundamental Change within ten (10) days after such Effective Date. Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which

Securities must be surrendered in order to be entitled to such increase, including, without limitation, the last day of the Make-Whole Conversion Period).

(f)For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 3 with respect to a Make-Whole Fundamental Change that also constitutes a Fundamental Change.

(g)Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

Section 10.15Applicable Stock Exchange Restrictions Termination of Depositary Share Program. If the Class A Common Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Company, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Common Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Class A Common Shares and as if the Class A Common Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Closing Sale Price of the ADSs will be deemed to refer to the Closing Sale Price of the Class A Common Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

ARTICLE 11

CONCERNING THE HOLDERS

Section 11.01Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 11.02Proof of Execution by Holders. Subject to the provisions of Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

Section 11.03Persons Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, or the Fundamental Change Repurchase Price, if applicable, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depository or any other Person, such holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

ARTICLE 12

HOLDERS’ MEETINGS

Section 12.01Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

Section 12.02Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine, including virtually. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be sent to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be sent to the Company. Such notices shall be sent not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy (including virtually) or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 12.03Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least ten percent (10%) in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by sending notice thereof as provided in Section 12.02.

Section 12.04Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.05Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of outstanding Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 12.06Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.07No Delay of Rights by Meeting. Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities. Nothing contained in this Article 12 shall be deemed or construed to limit any Holder’s actions pursuant to the Applicable Procedures so long as the Securities are Global Securities.

ARTICLE 13

MISCELLANEOUS

Section 13.01Notices. Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(a)by hand (in which case such notice shall be effective upon delivery);

(b)by facsimile or other electronic transmission (in PDF (as defined below) format) (in which case such notice shall be effective upon receipt thereof); or

(c)by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the recipient party’s address set forth in this Section 13.01; provided, however, that notices to the Trustee shall only be effective upon the Trustee’s actual receipt thereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder shall be sent to the Holder at its address shown on the register kept by the Registrar. Any notice or communication to be delivered to a Holder of a Global Security shall be transmitted to the Depository in accordance with its Applicable Procedures. Failure to send or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company sends or transmits a notice or communication to Holders, it shall send a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to send a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also send a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

[ADDRESS]

With a copy (which shall not constitute actual or constructive notice) to:

[COUNSEL ADDRESS]

The Trustee’s address is:

Deutsche Bank Trust Company Americas

Trust and Agency Services

[ADDRESS]

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses (except to the extent attributable to the Trustee’s gross negligence, willful misconduct or bad faith) arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 13.02Communication by Holders with Other Holders. To the extent the TIA is then applicable: (A) The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c) and (B) Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.

Section 13.03Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials or other representations or documents as to factual matters.

Section 13.04Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.05Rules by Trustee and Agents. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 13.06Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.

Section 13.07Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 13.08Facsimile and PDF Delivery of Signature Pages. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When any party hereto acts on any Executed Documentation sent by electronic transmission, such party shall not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that any party hereto shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 13.09Governing Law. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating solely to this Indenture or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);

(b)consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 13.01 or at such other address of which the other party shall have been notified pursuant thereto;

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e)agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(f)agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law; and

(g)irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Indenture or the Securities.

The Company irrevocably appoints Future International Education Center LLC, with its address at 800 West El Camino Real, Suite 180, Mountain View, CA 94040, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to Future International Education Center LLC, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.

Section 13.10No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 13.13Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Class A Common Shares or ADSs, the number of ADSs deliverable upon conversion, adjustments to the Conversion Price and the Conversion Rate, the Daily VWAPs, the Conversion Rate of the Securities, the amount of conversion consideration deliverables in respect of any conversion and the amounts of interest payable on the Securities. The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee (and the Conversion Agent if not the Trustee) as required hereunder, and, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Section 13.15No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

Section 13.16Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, severe pandemic outbreaks, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.17Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 13.18No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.19Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Securities Agent and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.20Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the

Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable AML Law.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

TAL EDUCATION GROUP

By:
Name:
Title:

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Registrar, Paying Agent and Conversion Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INSERT SECURITY PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY

LEGEND, AS REQUIRED]

[THIS SECURITY IS A [NAME OF INVESTOR] SECURITY WITHIN THE MEANING OF THE INDENTURE]1

[INSERT ORIGINAL ISSUE DISCOUNT LEGEND, AS REQUIRED]

TAL EDUCATION GROUP

Certificate No.

0.50% Convertible Senior Notes Due 2026 (the “Securities”)

[CUSIP No. [ ]

ISIN No. [ ]]2

TAL Education Group, a Cayman Islands company (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [ ]3 [Cede & Co.]4, or its registered assigns, the principal sum [of [ ] dollars ($[ ])]5 [as set forth in the
“Schedule of Increases and Decreases in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed [AMOUNT] dollars ($[Amount]) in aggregate at any time, in accordance with the rules and procedures of the Depository]6, on February 1, 2026 (the “Maturity Date”), and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

1 This is included for [Name of Investor] Securities.

2 This is included for Global Securities. If assigned prior to closing, CUSIPs/ISINs for each type of Security to be included in a footnote.

3 This is included for Physical Securities.

4 This is included for Global Securities.

5 This is included for Physical Securities.

6 This is included for Global Securities.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly signed.

TAL EDUCATION GROUP

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to

in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:
Authorized Signatory
Dated:

[Authentication Page for TAL Education Group’s 0.50% Convertible Senior Notes due 2026]

[FORM OF REVERSE OF SECURITY]

TAL EDUCATION GROUP

0.50% Convertible Senior Notes Due 2026

1.Interest. TAL Education Group, a Cayman Islands company (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on February 1 and August 1 of each year, with the first payment to be made on August 1, 2021. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, [Issue Date], in each case to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest and/or Special Interest will be payable in accordance with Section 4.03 and Section 6.01, respectively, of the Indenture (as defined below) and any reference to “interest” shall be deemed to include any such Additional Interest and/or Special Interest.

2.Maturity. The Securities will mature on the Maturity Date.

3.Method of Payment. Except as provided in the Indenture, the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the Close of Business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date, or on any Fundamental Change Repurchase Date, as applicable.

4.Paying Agent, Registrar, Conversion Agent. Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.

5.Indenture. The Company issued the Securities under an Indenture dated as of [Date] (the “Indenture”) between the Company and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Company limited to [Amount] aggregate principal amount, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or wrongfully taken Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6.Redemption. No redemption or sinking fund is provided for the Securities.

7.Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities, including any portion thereof which is $1,000 in principal amount or an integral multiple thereof, on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.

8.Conversion. The Securities shall be convertible into ADSs as specified in the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.02(a) of the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the ADSs and, if applicable, cash in lieu of any fractional ADSs payable upon conversion in accordance with Article 10 of the Indenture.

9.Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. Each Holder shall pay any fees payable to ADS Custodian for the issuance of the ADSs and the Company shall procure ADS Custodian to reduce the ADS issuance fee by fifty percent (50%) from the standard issuance fee set forth in the Deposit Agreement. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10.Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.

11.Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and in other circumstances with consent of the Holders of one hundred percent (100%) of the aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture or the Securities.

12.Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all

Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.

13.Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14.Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

15.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

16.Ranking. The Securities shall be senior unsecured obligations of the Company and will rank equal in right of payment to all senior unsecured indebtedness of the Company, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Securities.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

TAL Education Group

15/F, Danling SOHO

6 Danling Street, Haidian District

Beijing 100080

People’s Republic of China

Attention: Chief Financial Officer

Email: ir@tal.com

ATTACHMENT 1

FORM OF ASSIGNMENT

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar, or be notarized.

Signature Guarantee or Notarization:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)____ to TAL Education Group or any Subsidiary thereof; or

(2)____ pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”);

(3)____ to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A;

(4)____ outside the United States in accordance with Regulation S under the Securities Act;

(5)____ pursuant to an exemption from registration provided by Rule 144 under the Securities Act; or

(6)____ pursuant to any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (5) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) or (5) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written certifications and, in the case of item (5), such other evidence or legal opinions required by the Indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Security)

Signature Guarantee or Notarization:

ATTACHMENT 2

FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: 

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$________________

If you want the stock certificate representing the ADS issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

[ ] CHECK IF APPLICABLE:

The person in whose name the ADSs will be issued is not (and has not been for the three months preceding the applicable Conversion Date) an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Company, and the ADSs will upon issuance be freely tradable by such person.

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed / notarized

by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

ATTACHMENT 3

FORM OF REPURCHASE NOTICE

Certificate No. of Security: _____________
Principal Amount of this Security: $ ________________-

If you want to elect to have this Security purchased by the Company pursuant to Section 3.01 of the Indenture, check the box: 

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.01 of the Indenture, state the principal amount to be so purchased by the Company:

$____________________

(in an integral multiple of $1,000)

Date:	Signature(s):_____________________________________ _______________________________________________ (Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed / notarized by:

____________________________________________________
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

SCHEDULE A7

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL SECURITY

TAL EDUCATION GROUP.

0.50% Convertible Senior Notes Due 2026

The initial principal amount of this Global Security is ________ DOLLARS ($______). The following increases or decreases in this Global Security have been made:

Date of Increases and Decreases	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorised signatory of Trustee or Custodian

[7]	This is included in Global Securities.

EXHIBIT B-1A

FORM OF SECURITIES PRIVATE PLACEMENT LEGEND

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following “Security Private Placement Legend”:

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A COMMON SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF TAL EDUCATION GROUP (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER OF A SECURITY THAT DOES NOT BEAR A SECURITY PRIVATE PLACEMENT LEGEND IN ACCORDANCE WITH (D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED BY THE COMPANY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1 A-1

EXHIBIT B-1B

FORM OF COMMON SHARE PRIVATE PLACEMENT LEGEND

Each Class A Common Share that constitutes a Restricted Security shall bear the following “Common Share Private Placement Legend”:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF TAL EDUCATION GROUP (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER TO A SECURITY THAT DOES NOT BEAR A COMMON SHARE PRIVATE PLACEMENT LEGEND IN ACCORDANCE WITH (D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1 B-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.

B-2-1

[EXHIBIT B-3

FORM OF ORIGINAL ISSUE DISCOUNT LEGEND

Any Security issued with “original issue discount” for United States federal income tax purposes shall bear a legend in substantially the following form:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: [•], ATTENTION: [•]]

B-3-1

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

C-1

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER

D-1

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

E-1

Schedule of Material Differences

TAL Education Group entered into indenture under this form with Deutsche Bank Trust Company Americas. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed indentures differ from this form:

No.	Investor	Amount	Execution/ Issue Date
1	[INVESTOR A]	$1,250,000,000	January 28, 2021
2	[INVESTOR B]	$1,050,000,000	January 29, 2021